EXHIBIT 99.3

September 20, 2001

Dispute Resolution Management, Inc.                                                 VIA FACSIMILE

39 Exchange Place

Suite 30

Salt Lake City, UT  84111

Mr. William J. Russell                                                                        VIA FACSIMILE

16049 East Berry Drive

Aurora, CO  80015

Ms. Tamie P. Speciale                                                                         VIA FACSIMILE

55 Dorchester Drive

Salt Lake City, UT  84103

Re:      Amended and Restated Stock Purchase Agreement entered into as of August 30,

          2000, by and among Commodore Applied Technologies, Inc., William J. Russell,

           Tamie P. Specialie and Dispute Resolution Management, Inc. (the “Stock Purchase Agreement”)

Dear Mr. Russell and Ms. Speciale:

            Reference is made to the above-referenced Stock Purchase Agreement.

            In connection with the default relating to the Repurchase Obligation set forth in subparagraph 7.2(b) of the Stock Purchase Agreement, the undersigned has requested, and you have agreed, to amend subparagraph 7.2(b)(iv) of the Stock Purchase Agreement to give the undersigned an additional 30 days to make payment in full under the Repurchase Obligation.  Accordingly, subparagraph 7.2(b)(iv) of the Stock Purchase Agreement shall be amended to read as follows:

                       “(iv)   If, for any reason (other than a record owner’s failure to timely deliver to Commodore stock certificates evidencing such Repurchase Shares, duly endorsed for transfer), Commodore shall fail or refuse to make payment in full of the Repurchase Balance within sixty (60) days after the Anniversary Date, the Stockholders, may on behalf of themselves and all other record owners of the Repurchase Shares, in addition to and not in lieu of all of their remedies at law, exercise all of their rights and remedies contemplated by Section 7.2(d) below and Exhibit D annexed hereto.”

The purpose of this amendment is to extend the original September 29, 2001 date to October 29, 2001.

            If you are in agreement with the above amendment to the Stock Purchase Agreement, please signify such agreement by signing below and returning a copy of this letter to the undersigned.

            The undersigned acknowledges that the amendment to the Stock Purchase Agreement as set forth above shall have no effect on any other defaults which may exist or hereafter arise under the Stock Purchase Agreement.

                                                            Very truly yours,

                                                            COMMODORE APPLIED TECHNOLOGIES, INC.

                                                            By:      /s/ Shelby T. Brewer

                                                                    Title: Chairman and CEO

                                                            TELECOPY NUMBER:  212-753-0731

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

            The above terms and conditions are agreed to this 25th day of September, 2001.

                                                            DISPUTE RESOLUTION MANAGEMENT, INC.

                                                            By:      /s/ William J. Russell

                                                                    Title: Chairman and CEO

                                                                      /s/ William J. Russell

                                                                    William J. Russell, Individually

                                                                       /s/ Tamie P. Speciale

                                                                     Tamie P. Speciale, Individually